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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
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                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                    Qwest Communications International Inc.
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                (Name of Registrant as Specified In Its Charter)

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                                                                    [QWEST LOGO]

April 20, 2001

To all Qwest Employees:

Last month, I gave you our views on two proposals that were submitted for consideration at our shareowners' meeting on May 2. One proposal asks the Qwest board to seek advance shareowner approval for severance agreements with executive officers. The other proposal asks that Qwest not count pension credits in determining performance-based compensation. We believe the proposals are not in your best interests or those of our shareowners and customers. For the reasons set out in the proxy statement, which we mailed to our shareowners last month, we recommend that all shareowners vote against the proposals.

An update: we are pleased that last week, Institutional Shareholder Services
(ISS) also recommended that Qwest shareowners reject the proposals. ISS is recognized as the worldwide leader in helping investors research the financial implications of proxy proposals and casts its clients' votes to protect and enhance shareholder returns.

ISS recommended against both proposals for essentially the same reasons that we oppose the proposals. As to the severance proposal, ISS said it supports the submission of golden parachutes and other severance provisions for shareholder ratification as a general principle. But it also said Qwest shareowners should reject the proposal because it would limit our flexibility and would make it prohibitively difficult to negotiate employment agreements with executives. In recommending against the pension proposal, ISS said that the method used to calculate bonuses is not as important as proper disclosure of compensation. ISS said Qwest shareowners should reject the proposal because it would unduly restrict our ability to manage our compensation plans.

For these reasons, and the additional reasons we lay out in the proxy statement, we expect our shareowners will overwhelmingly reject both proposals at the May 2 meeting.

Sincerely,

/s/ JOE NACCHIO

Joe Nacchio